Exhibit 99.1

International Rectifier Awarded $6.2 Million in IXYS Patent Infringement Case

EL SEGUNDO, CA – October 11, 2005 – International Rectifier Corporation (NYSE:IRF) today announced that in the matter of International Rectifier Corporation (IR) versus IXYS Corporation (IXYS) a federal court jury in Los Angeles, California, found that IXYS’ elongated octagonal MOSFETs and IGBTs infringed IR’s 4,959,699 patent. On October 6, the jury awarded IR damages in the amount of $6.241 million. Further proceedings are required in the trial court before final judgment can be entered. IR anticipates that IXYS will appeal the judgment.

International Rectifier (NYSE:IRF) is a world leader in power management technology.  IR’s analog and mixed signal ICs, advanced circuit devices, integrated power systems and components enable high performance computing and reduce energy waste in motors, the world’s single largest consumer of electricity.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management benchmarks to power their next generation products. For more information, go to www.irf.com.

Company Contact

Investor Relations: Steve Harrison, 310.252.7731

Media Relations: Graham Robertson, 310.726.8512